ARTICLE IV

MEETINGS OF SHAREHOLDERS

Section 1. Purpose.  All meetings of the Shareholders shall be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose.  Meetings of Shareholders may be held for any purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  At all meetings of the Shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the Shareholder or by his duly authorized attorney in fact.  A Shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication.  Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date.  A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 2. Nomination of Trustees.

(a) For so long as the Trust is required to do so by applicable law or regulation, the nomination of all Trustees shall be made by the Trustees who are not “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act).  The Trust may delegate the duty to nominate Trustees to the Governance and Nominating Committee.

(b) Any Shareholder may submit names of individuals to be considered by the Governance and Nominating Committee or the Board of Trustees for election as trustees of the Trust, as applicable, provided, however, (i) that such person submits such names in a timely manner as set out in Section 2 of Article V hereof, (ii) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (iii) that the Governance, Nominating and Compliance Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.

(c) The process and procedures for the nomination of persons for election or appointment as trustees of the Trust by the Trustees shall be set forth in the written Charter for the Governance and Nominating Committee of the Board of Trustees.

Section 3. Election of Trustees.  All meetings of Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

Section 4. Notice of Meetings.  Written notice of any meeting stating the place, date, and hour of the meeting shall be given to each Shareholder entitled to vote at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.

Section 5. Special Meetings.  Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by a majority of the Trustees; provided, however, that the Trustees shall promptly call a meeting of the Shareholders solely for the purpose of removing one or more Trustees, when requested in writing to do so by the record holders of not less than ten percent of the Outstanding Shares of the Trust.

Section 6. Notice of Special Meeting.  Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each Shareholder entitled to vote at such meeting.

Section 7. Conduct of Special Meeting.  Business transacted at any special meeting of Shareholders shall be limited to (i) the purpose stated in the notice and (ii) the adjournment of such special meeting with regard to such stated purpose.

Section 8. Quorum.  The holders of one-third of the Outstanding Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Agreement.  Notwithstanding the preceding sentence, with respect to any matter which by applicable law or by the Agreement requires the separate approval of one or more Classes or Portfolios, the holders of one-third of the Outstanding Shares of each such Class or Portfolio (or of such Classes or Portfolios voting together as a single class) entitled to vote on the matter shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the vote of the holders of a majority of Shares cast shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Organization of Meetings.

(a) Subject to Section 5 of Article II, meetings of the Shareholders shall be presided over by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chairman appointed for such purpose by the President or, if not so appointed, by a chairman appointed for such purpose by the officers and Trustees present at the meeting.  The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

(b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof;  limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Voting Standard.  When a quorum is present at any meeting, Shares representing a majority of the voting power of the Shares voted shall decide any question brought before such meeting, unless the question is one on which, by express provision of applicable law, the Agreement, these Bylaws, or applicable contract, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 11. Voting Procedure.  The number of votes to which each Share shall be entitled is set forth in Article VI of the Agreement.

Section 12. Action Without Meeting.  Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.  Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

Section 13. Broker Non-Votes.  At any meeting of Shareholders the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting.  Broker non-votes will not count as votes cast for or against any proposals.

Section 14. Abstentions.  At any meeting of Shareholders the Trust will consider abstentions as present for purposes of determining whether a quorum is present at the meeting.  Abstentions will not count as votes cast for or against any proposals.

Section 15. Record Date for Shareholder Meetings and Consents.  In order that the Trustees may determine the Shareholders that are entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the original date upon which the meeting of Shareholders is scheduled, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by Shareholder consent in writing without a meeting.  A determination of shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.

Section 16. Adjournments.  A meeting of Shareholders convened on the date for which it was called may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original record date.  A meeting of Shareholders may not be adjourned for more than 120 days after the original record date for such meeting without giving the Shareholders notice of the adjournment and the new meeting date.  Except as otherwise set forth in Article IV, Section 8 hereof, Shares representing one-third of the voting power of the Shares voted shall be required in order to adjourn a meeting of Shareholders with regard to a particular proposal scheduled to be voted on at such meeting or to adjourn such meeting entirely.